                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant / /

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       GENERAL NUTRITION COMPANIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to  which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

GNC LOGO

                       GENERAL NUTRITION COMPANIES, INC.
                                300 SIXTH AVENUE
                         PITTSBURGH, PENNSYLVANIA 15222

To Our Stockholders:

     We are pleased to invite you to attend the General Nutrition Companies, Inc. 1997 Annual Meeting of Stockholders, which will be held on Thursday, June 26, 1997, in the Allegheny I Ballroom at the DoubleTree Hotel Pittsburgh, 1000 Penn Avenue, Pittsburgh, PA 15222-3873. The meeting will begin at 10:00 a.m. local time.

     The matters to be acted on at the meeting are described in detail in the attached notice of meeting and proxy statement. The meeting will also provide an opportunity to review with you the business and affairs of the Company and its consolidated subsidiaries and give you an opportunity to meet your directors.

     Please complete and sign the enclosed proxy card and return it promptly in the accompanying envelope. This will ensure that your shares are represented at the meeting.

     Please read the proxy materials carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.

     I look forward to seeing you at the meeting.

                                          Very truly yours,

                                          /s/ WILLIAM E. WATTS

                                          WILLIAM E. WATTS
                                          President and
                                          Chief Executive Officer

Pittsburgh, Pennsylvania
May 21, 1997

GNC LOGO

                       GENERAL NUTRITION COMPANIES, INC.
                                300 SIXTH AVENUE
                         PITTSBURGH, PENNSYLVANIA 15222

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 26, 1997

TO ALL STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of Stockholders of General Nutrition Companies, Inc., a Delaware corporation, will be held on Thursday, June 26, 1997, at 10:00 a.m. Eastern Daylight Time, in the Allegheny I Ballroom at the DoubleTree Hotel Pittsburgh, 1000 Penn Avenue, Pittsburgh, PA 15222-3873.

     Pursuant to the By-Laws, the Board of Directors fixed the close of business on May 14, 1997 as the record date for determination of stockholders of the Company entitled to receive notice of and to vote at the Annual Meeting. The following items, described in the attached proxy statement, will be on the agenda:

     1. Election of two Class II directors to the Board of Directors for a three-year term expiring in 2000;

     2. Ratification of the appointment of the Company's independent auditors for the current fiscal year; and

     3. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

     So far as management is aware, no business will properly come before the Annual Meeting other than the matters described above.

                                          By Order of the Board of Directors,

                                          /s/ JAMES M. SANDER

                                          JAMES M. SANDER
                                          Vice President - Law,
                                          Chief Legal Officer and Secretary

Pittsburgh, Pennsylvania
May 21, 1997

PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD APPOINTING ROBERT V. DUNN, EDWIN J. KOZLOWSKI AND LOUIS MANCINI AS YOUR PROXIES, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                       GENERAL NUTRITION COMPANIES, INC.
                                300 SIXTH AVENUE
                         PITTSBURGH, PENNSYLVANIA 15222

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 26, 1997

     The following statement is made in connection with solicitation of the enclosed proxy by the Board of Directors of General Nutrition Companies, Inc. (the "Company" or "GNCI") for use at the Annual Meeting of Stockholders. The approximate mailing date of this proxy material is May 21, 1997.

                    OUTSTANDING SECURITIES AND VOTING RIGHTS

     Only holders of the Company's outstanding Common Stock (the "Common Stock") have voting rights in connection with the proposals discussed herein. The close of business on May 14, 1997 has been fixed by the Board of Directors as the record date for the determination of stockholders of the Company entitled to receive notice of and to vote at the Annual Meeting. On May 14, 1997, there were 81,758,597 shares of Common Stock outstanding and entitled to vote. Each share entitles the holder to one vote on each matter presented for stockholder approval.

     Shares represented by a properly executed proxy in the accompanying form will be voted at the meeting as specified in the proxy. If signed proxies are returned without specification, such proxies will be voted according to the recommendations of the Board of Directors. Those recommendations are described later in this statement.

     You may revoke your proxy at any time before its exercise by sending written notice of revocation to the Secretary of the Company, or by signing and delivering a proxy which is dated later, or, by attending the meeting and voting in person.

     At the date of this statement, the only matters that management intends to present at the meeting are (1) the election of two Class II directors for a three-year term expiring in 2000 and (2) the ratification of the appointment of independent auditors for the current fiscal year.

     If any other matters are properly brought before the meeting, the enclosed proxy permits the stockholder to give discretionary authority to the persons named in such proxy to vote the shares in their best judgment.

     Under Delaware law and the Company's Restated Certificate of Incorporation, if a quorum is present at the meeting (i) the two nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting by the shares present in person or by proxy and entitled to vote shall be elected directors and (ii) proposal 2 must be approved by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the matter. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the proposed nominee since it is one less vote in favor. Broker non-votes will have no impact on such matter since they are not considered "shares present" for voting purposes.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Board of Directors currently consists of six people, two of whom are members of management and four of whom are non-management directors. In accordance with the Company's Restated Certificate of Incorporation, directors are divided into three classes, each of which is composed as nearly as possible of one-third of the directors. The terms of the Class I and Class III directors and the term of the two Class II directors elected in 1997 will expire respectively, on the date of the 1998, 1999 and 2000 Annual Meetings of Stockholders, or until a successor has been elected and qualified. The nominees for director are currently Board members. The names of the nominees for the Board of Directors, as recommended by the Board of Directors, and the names of directors whose terms will continue after the 1997 Annual Meeting, are listed below. Shares represented by a properly executed proxy in the accompanying form will be voted for such nominees unless authority is withheld. However, discretionary authority is reserved to vote such shares in the best judgment of the people named in the proxy in the event that any person or persons other than the nominees listed below are to be voted on at the meeting due to the unavailability of any nominees so listed. The nominees are not related to any other director or Executive Officer of the Company or its subsidiaries.

                        NOMINEES FOR CLASS II DIRECTORS

                      TERM EXPIRING AT 2000 ANNUAL MEETING

WILLIAM E. WATTS, 44, President, Chief Executive Officer and Director

     Mr. Watts has served as a director of GNCI since October 1991 and as a director of General Nutrition, Incorporated ("GNI") since January 1986. Mr. Watts has served as President and Chief Executive Officer of GNCI since October 1991, President of GNI since September 1988 and as Chief Executive Officer of GNI since December 1990. He served as Senior Vice President of GNI from January 1988 to September 1988 and previously has served as Senior Vice President--Retailing of GNI between August 1985 and January 1988. Mr. Watts was Vice President--Retail Operations of General Nutrition Corporation ("GNC") from February 1984 to August 1985 and prior thereto served as Director of Retail Operations.

RONALD L. ROSSETTI, 53, Director

     Mr. Rossetti has served as a Director of GNCI and of GNI since September 1994. He is currently a private investor and a consultant regarding emerging growth companies. From 1976 through September 1994, Mr. Rossetti was President, Chief Executive Officer and a Director of Nature Food Centres, Inc., which was acquired by the Company in 1994.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE DIRECTOR NOMINEES.

                              CONTINUING DIRECTORS

                               CLASS I DIRECTORS

                      TERM EXPIRING AT 1998 ANNUAL MEETING

DAVID LUCAS, 49, Director

     Mr. Lucas has served as a director of the Company and GNI since July 1996. Mr. Lucas received a B.S. in Industrial Management at Purdue University in 1969. He also received an MBA in Marketing from Harvard Business School in 1971. In 1983 to 1984 he was employed as President for Margos in Dallas, TX. Mr. Lucas has been employed by Bonita Bay Properties, Inc. since 1984 and currently holds a position as Chairman.

W. HARRISON WELLFORD, 56, Director

     Mr. Wellford has served as a Director of the Company and GNI since January 1994. Since November 1991, Mr. Wellford has been a partner in the Washington D.C. office of the law firm of Latham & Watkins where he is chair of the firm's International Practice Group. He is a Director of Sithe Energies, USA and is a Founder of the National Independent Energy Producers. He serves as Corporate Secretary and General Counsel to the Western N's Enterprise Fund and is Vice-Chairman of the Friends of Art in Embassies. Mr. Wellford was a partner at the law firm of Olwine, Chase, O'Donnell & Weyher from 1989 through 1991; and prior to that time period, he was a partner at the law firm of Wellford, Wegman and Hoff from 1981 through 1988. In addition, Mr. Wellford was Executive Director of the White House--Office of Management and Budget and Executive Director of the President's Reorganization Project from 1977 to 1981. Mr. Wellford also served as a White House transition advisor to Presidents-elect Carter and Clinton.

                              CLASS III DIRECTORS

                      TERM EXPIRING AT 1999 ANNUAL MEETING

JERRY D. HORN, 59, Chairman of the Board and Director

     Mr. Horn has served as Chairman of the Board of GNCI and GNC since October 1991 and has served as Chairman of the Board of GNI since November 1985. Mr. Horn served as Chief Executive Officer of GNI from May 1985 to December 1990 and also served as President of GNI from May 1985 to September 1988. Mr. Horn is also a director of CT Farm & Country, Inc., and Cinnabon Inc. From April 1983, Mr. Horn was President and from April 1984 to May 1985, he was Chief Executive Officer of Thousand Trails, Inc. From September 1979 to April 1983, he was President and Chief Executive Officer of Recreational Equipment, Inc.

THOMAS R. SHEPHERD, 67, Director

     Mr. Shepherd has served as a Director of the Company since October 1991, and as a Director of GNI since October 1989. He has been engaged as a consultant to Thomas H. Lee Company since 1986 and is currently a Managing Director. He is also a Director of Duro-Test Corporation, Health o meter Products, Inc., Anchor Advanced Products, Inc., Sneaker Stadium, Inc., Computer Assisted Marketing, Inc., and PNC New England. He is Executive Vice President of Thomas H. Lee Advisors I and T.H. Lee Mezzanine II. Previously Mr. Shepherd was Chairman of Amerace Corporation from 1986 to 1988. He was Executive Vice President of GTE (Sylvania) Lighting Products Group from 1983 to 1986, President or North American Phillips Commercial Electronics Corporation from 1981 to 1983 and Senior Vice President and General Manager of GTE (Sylvania) Entertainment Products Group from 1979 to 1981.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

     During 1996, there were six meetings of the Board of Directors of the Company. All of the Directors, except for Mr. Rossetti, attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and
(ii) the total number of meetings held by committees of the Board of Directors on which they served. Each non-employee Director, except for Mr. Rossetti, receives compensation in the amount of $5,000 for each fiscal quarter and $500 per meeting for attending meetings of the Board of Directors of the Company.

                                   COMMITTEES

     The Board of Directors has established standing Audit and Compensation Committees. The membership of each committee is usually determined at the organizational meeting of the Board. The Board of Directors does not have a nominating committee. In August 1996, the Board of Directors reconfigured the memberships of each of the committees and transferred the functions of the prior Stock Option Committee into the Compensation Committee.

AUDIT COMMITTEE

     Messrs. Rossetti, Shepherd and Wellford serve as the Audit Committee of the Board of Directors. The Audit Committee's functions include (i) reviewing the Company's external and internal audit programs and the adequacy of the internal accounting and financial controls, (ii) reviewing with the independent auditors their report on the Company's financial statements, (iii) reviewing the professional services proposed to be provided by the independent auditors to consider the possible effect of such services of their independence, and (iv) such other related services as the Board from time to time may request. The Audit Committee met once during the fiscal year ended February 1, 1997.

COMPENSATION COMMITTEE

     Messrs. Lucas and Shepherd serve as the Compensation Committee of the Board of Directors. The Compensation Committee's functions include administering the Company's Executive Retirement Arrangement and Deferred Compensation Plan, approving the compensation of key employees of the Company, and administering the Company's Stock Option and Stock Purchase Plans. The Compensation Committee met three times during the fiscal year ended February 1, 1997.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires the Company's officers and persons who own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission reports concerning their ownership of the Company's Common Stock and changes in such ownership. Copies of such reports are required to be furnished to the Company. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company during or with respect to the Company's most recent fiscal year, all Section 16(a) filing requirements applicable to persons who were, during the most recent fiscal year, officers or directors of the Company or greater than 10% beneficial owners of its Common Stock were complied with.

            OWNERSHIP OF STOCK BY DIRECTORS, NOMINEES FOR DIRECTOR,
                EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

     The following tables sets forth information with respect to the beneficial ownership of shares of Common Stock of the Company as of March 31, 1997, by all stockholders of the Company known to be beneficial owners of more than 5% of such Common Stock, by each director and nominee, by each executive officer named in the Summary Compensation Table below and by all directors and executive officers as a group, as determined in accordance with Rule 13d-3(d) under the Exchange Act:

                                                      NUMBER OF SHARES       PERCENTAGE OF VOTING
                                                      OF COMMON STOCK*        STOCK OUTSTANDING*
                                                      ----------------       --------------------
    Julian H. Robertson, Jr.                              6,340,700(a)           7.75%
      101 Park Avenue
      New York, NY 10178
    David Lucas                                              86,370(b)             *
    Ronald L. Rossetti                                       18,525(c)             *
    Thomas R. Shepherd                                       12,949(d)             *
    W. Harrison Wellford                                     50,949(e)             *
    Jerry D. Horn                                           158,222(f)             *
    William E. Watts                                      1,517,448(g)           1.83%
    Louis Mancini                                            81,871(h)             *
    Edwin J. Kozlowski                                      284,358(i)             *
    Gregory T. Horn                                         117,762(j)             *
    All Directors and Executive officers                  2,801,630(k)           3.43%
      of the Company as a group ( 13 persons)

---------

  * Represents less than 1%.

(a) Based on information provided in a Schedule 13G filed with the Securities and Exchange Commission on February 13, 1997. Mr. Robertson is the individual controlling person of Tiger Management L.L.C., Tiger

    Performance L.L.C., Panther Partners, L.P. and Panther Management Company, L.P., which owned in the aggregate at December 31, 1996, 6,340,700 shares of the Company's Common Stock.

(b) Includes 4,424 option shares which Mr. Lucas has the right to acquire within 60 days. Includes 8,321 shares of Common Stock held by Mr. Lucas' wife as a partner in Harbour Investments Ltd. Excludes 6,750 shares held by two trusts established for the benefit of Mr. Lucas' children, as to which shares Mr. Lucas disclaims beneficial ownership.

(c) Includes 10,000 option shares which Mr. Rossetti has the right to acquire within 60 days.

(d) Includes 9,424 option shares which Mr. Shepherd has the right to acquire within 60 days.

(e) Includes 19,424 option shares which Mr. Wellford has the right to acquire within 60 days.

(f) Includes 74,004 option shares which Mr. Jerry Horn has the right to acquire within 60 days.

(g) Includes 1,421,321 option shares which Mr. Watts has the right to acquire within 60 days.

(h) Includes 154,971 option shares which Mr. Mancini has the right to acquire within 60 days.

(i) Includes 219,206 option shares which Mr. Kozlowski has the right to acquire within 60 days.

(j) Includes 88,916 option shares which Mr. Gregory Horn has the right to acquire within 60 days.

(k) Includes 2,289,867 option shares which such directors and executive officers have the right to acquire within 60 days.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") administers the Company's executive compensation program. The Committee is composed exclusively of non-employee directors. In its deliberations, the Committee takes into account the recommendations of appropriate Company officials.

     The goals of the Company's executive compensation program are to:

     1. Pay competitively to attract, retain and motivate a highly competent executive team;

     2. Tie individual total compensation to individual and team performance and the success of the Company; and

     3. Align executives' financial interests with stockholder value.

     The Company's program utilizes a combination of base salary, annual incentive (bonus) awards based on the achievement of performance objectives and stock options. In 1993 the Internal Revenue Code was amended to limit the deduction a public company is permitted for compensation paid in 1994 and thereafter to the chief executive officer and to the four most highly compensated executive officers, other than the chief executive officer. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. In order to qualify as performance-based compensation under the new tax law, certain requirements must be met, including approval of the performance measures by the stockholders. In its deliberations, the Committee considers ways to maximize deductibility of executive compensation, but nevertheless retains the discretion to compensate executive officers at levels the Committee considers commensurate with their responsibilities and achievements.

BASE SALARIES

     Base salaries are targeted to be moderate, yet competitive in relation to salaries commanded by those in similar positions with other companies. In the course of its deliberations the Committee reviews management recommendations for executive officers' salaries, and examines data assembled by the Company from surveys of compensation paid to executives with similar responsibilities in major U.S. retail companies, including specialty retailers. Individual salary determinations are based on experience, levels of responsibility, sustained performance and comparison to peers inside and outside the Company. The base salaries of Messrs. Horn and Watts are specified in employment agreements described below entered into in 1989 and amended in 1990, 1993, 1994, 1995 and 1996, which provide for annual adjustments to a base salary for changes in the cost of living.

ANNUAL INCENTIVE AWARDS

     Annual incentive awards are designed to reward personal contributions to the success of the organization. In conjunction with the approval of the Company's annual operating plan by Mr. Watts, the President and Chief Executive Officer of the Company, performance goals are established for individual officers based on aspects of Company performance related to the particular officers' responsibilities and in some cases, on individual achievements. These goals are reviewed and approved by the Committee early in each fiscal year. At the end of the year, the Committee evaluates actual performance and awards incentive compensation in the form of cash bonuses (or, in some cases, stock options) based on the achievement of the performance goals. Incentive awards to the President and Chief Executive Officer, the Chairman and the other three most highly compensated executive officers are shown in the "Bonus" column of the Summary Compensation Table, which follows this report.

STOCK OPTIONS

     Stock options accomplish the third compensation objective: to align the interests of executive officers with stockholder value.

     The number of stock options granted by the Company is determined by the recipients' position, grade level and performance during the previous year, with participants of higher positions and grade levels being eligible to receive more options than those of lower positions and grade levels. The determination as to the size of stock option grants to executive officers, including Mr. Watts, reflect the subjective judgment of the Committee. The participant's right to exercise stock options vests over a period of years and in some instances such vesting is tied to the achievement of specified performance objectives.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The compensation paid to Mr. Watts as President and Chief Executive Officer for fiscal year ending February 1, 1997 was based on the salary specified in his employment agreement described below. Mr. Watts' employment agreement with the Company was amended in November 1996 to extend its term until February 3, 2001 and to increase Mr. Watts' base salary to $900,000 per year; however, the provision providing for annual incentive awards was eliminated and Mr. Watts' lump sum retention payment in the amount of $1.5 million due to him on February 1, 2000, was also eliminated. Mr. Watts' received a $486,000 lump sum payment upon execution of the amended employment agreement. The salary provided for in the amended employment agreement commenced November 4, 1996.

     During the fiscal year ended February 1, 1997, Mr. Watts was granted options to purchase pursuant to the 1996 Management and Director Stock Option Plan, 500,000 shares of the Company's Common Stock at an exercise price of $15.50 per share. Fifty percent of these options vest on a daily basis over a four-year period from the date of grant and the remaining fifty percent vest in twenty five percent increments over a four year period from the date of grant, if the market price of the Company's Common Stock appreciates twenty percent per year from the date of grant. In addition, Mr. Watts was permitted to purchase pursuant to the 1996 Management and Director Stock Purchase Plan, 96,127 shares of the Company's Common Stock at $12.48 per share, which represents a discount of $3.12 per share from the market price at the time of the award.

     The terms of the amended employment agreement, as well as the options granted under the 1996 Management and Director Stock Option Plan and the right to participate in the 1996 Management and Director Stock Purchase Plan are all reflective of the Committee's judgment as to the contribution Mr. Watts has made to the success of the Company.

                                          COMPENSATION COMMITTEE

                                          Thomas R. Shepherd
                                          David Lucas

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table shows the total amount and long-term compensation of the Chief Executive Officer and the other four most highly compensated executive officers of the Company.

                              ANNUAL COMPENSATION

                                                                                           LONG TERM
                                                                                         COMPENSATION
                                                                                            AWARDS
                                                                         OTHER           -------------       ALL OTHER
         NAME AND                                       BONUS            ANNUAL             OPTION         COMPENSATION
    PRINCIPAL POSITION         YEAR     SALARY ($)      ($)(1)      COMPENSATION($)(2)*     SHARES            ($)(3)
---------------------------    ----     ----------     --------     ----------------     -------------     -------------
William E. Watts               1996     $  714,752     $      0         $382,347             500,000         $ 516,341
  President & CEO              1995        636,637      300,000            6,373              76,000             9,478
                               1994        599,441      200,000           13,563                   0            11,529
Jerry D. Horn                  1996        359,672            0          171,657             100,000            21,386
  Chairman                     1995        351,358            0            6,373              48,000             9,265
                               1994        344,645            0            4,401                   0            11,319
Louis Mancini                  1996        246,038       15,000           79,686             265,000            20,348
  President of GNC             1995        221,231       55,000            6,373             142,000            10,222
                               1994        200,346       35,000            6,358               4,000            11,817
Edwin J. Kozlowski             1996        227,000       28,000          115,636             200,000            19,608
  Executive Vice               1995        202,000       50,000            6,373             102,000             9,766
  President & CFO              1994        181,500       37,500            6,358               2,000            11,817
Gregory T. Horn                1996        186,301        6,000           96,029             195,000             9,284
  Chief Marketing              1995        140,195       69,358            4,445              52,000            58,150
  Officer of GNCI              1994         95,717       12,576              499               4,000            29,956
  and Senior Vice
  President of GNC

---------

  * The above-named Executive Officers received other annual compensation in the form of perquisites, the amount of which did not exceed reporting thresholds.

(1) Incentive compensation is based on performance in the year shown but determined and paid the following year. For example, bonuses for 1996 are based on performance in 1996 and are measured and paid in 1997.

(2) For 1996, includes amounts attributable as compensation for the discount from the market price on Common Stock purchased under the Company's 1996 Management and Director Stock Purchase Plan by the persons listed in the table, in the following amounts: Mr. Watts $299,916; Mr. Jerry Horn $165,628; Mr. Mancini $73,657; Mr. Kozlowski $109,999; and Mr. Gregory Horn $90,000. For 1996, also includes for Mr. Watts, $76,402 related to personal use of the Company aircraft.

(3) Includes amounts received by the persons listed in this table for (a) "matching contributions" under the Company's Executive Retirement Arrangement for 1996, 1995 and 1994, respectively, in the following amounts:
    Mr. Watts $11,683, $9,070 and $11,121; Mr. Jerry Horn $10,034, $7,465 and
    $9,519; Mr. Mancini $11,683, $9,070 and $11,121; Mr. Kozlowski $11,683,
    $9,070 and $11,121; and Mr. Gregory Horn $9,209, $3,355 and $0; and (b) the
    dollar value of life insurance premiums for 1996, 1995 and 1994, respectively, for the benefit of the persons listed in this table paid by the Company in the following amounts: Mr. Watts $408, $408 and $408, Mr. Jerry Horn $1,800, $1,800 and $1,800; Mr. Mancini $1,152, $1,152 and $696;
    Mr. Kozlowski $696, $696 and $696; and Mr. Gregory Horn $75, $54 and $36. For 1996, includes for Mr. Watts a one-time payment in the amount of $486,000 made in connection with the amendment of his employment agreement. For 1994 and 1995, respectively, includes for Mr. Gregory Horn, $29,920 and $54,741, as reimbursement of certain relocation expenses.

OPTIONS GRANTS IN 1996

     Information concerning 1996 grants to the President and Chief Executive Officer and the other four most highly compensated executive officers is provided below.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                 POTENTIAL REALIZABLE VALUE
                                                                                             AT
                                        INDIVIDUAL GRANTS                         ASSUMED ANNUAL RATES OF
                      ------------------------------------------------------               STOCK
                                  % OF TOTAL       EXERCISE                        PRICE APPRECIATION FOR
                      OPTIONS      OPTIONS            OR                              OPTION TERM (2)
                      GRANTED     GRANTED TO      BASE PRICE      EXPIRATION     --------------------------
         NAME         (#)(1)      EMPLOYEES         ($/SH)           DATE          5% ($)         10% ($)
------------------    -------     ----------     ------------     ----------     ----------     -----------
William E. Watts      500,000          25%         $  15.50          8/22/06     $7,622,693     $16,728,444
Jerry D. Horn         100,000           5             15.50          8/22/06      1,524,538       3,345,689
Louis Mancini         200,000          10             15.50          8/22/06      3,049,077       6,691,378
                       55,000           9             18.60         11/14/06        600,804       1,562,636
                       10,000           9            16.875           1/7/07        105,116         267,334
Edwin J. Kozlowski    150,000           7             15.50          8/22/06      2,286,808       5,018,534
                       45,000           7             18.60         11/14/06        491,568       1,278,522
                        5,000           5            16.875           1/7/07         52,558         133,668
Gregory T. Horn       150,000           7             15.50          8/22/06      2,286,808       5,018,534
                       40,000           6             18.60         11/14/06        436,948       1,136,464
                        5,000           5            16.875           1/7/07         52,558         133,668

---------

(1) Fifty percent of these options vest on a daily basis over a four year period from the date of grant and the remaining fifty percent vest in twenty five percent increments over a four year period from the date of grant if the market price of the Company's Common Stock appreciates twenty percent per year from the date of grant.

(2) The dollar amounts under these columns are the results of calculations at assumed rates of appreciation of 5% and 10% pursuant to rules of the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the Common Stock. No gain to the optionees is possible without an increase in price of the Common Stock, which will benefit all shareholders proportionately.

           AGGREGATED OPTION EXERCISES AND VALUES AT FISCAL YEAR-END

     The following information is furnished for the fiscal year ended February 1, 1997 with respect to the stock options held by the Company's President and Chief Executive Officer and each of the four other most highly compensated executive officers of the Company and its subsidiaries.

                                                                   NUMBER OF                   VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS AT            IN-THE-MONEY OPTIONS AT
                         SHARES                                FEBRUARY 1, 1997                 FEBRUARY 3, 1997(1)
                       ACQUIRED ON         VALUE         -----------------------------     -----------------------------
         NAME         EXERCISE (#)      REALIZED ($)     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
------------------    ------------      ------------     -----------     -------------     -----------     -------------
William E. Watts         116,624         $1,813,951      1,352,879          652,501        $ 8,971,743      $ 2,598,372
Jerry D. Horn             60,000          1,069,565        127,902          110,844          1,325,638          383,921
Louis Mancini             64,800            870,544        209,743          252,673          1,178,753          552,467
Edwin J. Kozlowski        10,000            205,618         28,314          166,820          1,267,311          395,178
Gregory T. Horn              -0-                -0-         28,180          188,229            668,422          369,686

---------

(1) This amount represents the difference between the closing price of the Common Stock on the NASDAQ National Market on February 3, 1997 ($17.75 per share), and the exercise price of the options.

                             EMPLOYMENT AGREEMENTS

     All officers of the Company, GNI and GNC serve at the discretion of the Board of Directors. GNI has entered into employment agreements dated as of March 24, 1989 with each of Messrs. Horn and Watts. Mr. Jerry Horn's agreement, as amended provides that he shall serve as the Chairman of the Board of GNI until February 3, 2001 at a base salary of $300,000 for 1998, $250,000 for 1999,
$200,000 for 2000, and $150,000 for 2001. Mr. Watts' agreement, as amended, provides that he shall serve as President and Chief Executive Officer of GNI until February 3, 2001 at a base salary of $900,000 per annum (subject to adjustment for future changes in the cost of living) and as part of his compensation Mr. Watts is entitled to personal use of the Company's airplane for up to 100 hours per year. Under their respective employment agreements, each of Messrs. Jerry Horn and Watts is required to maintain the confidentiality of GNI information for two years following the termination of his employment, and is entitled to certain other benefits and reimbursement of expenses and to participate in the Company's 1989 Stock Option Plan and 1995 Stock Option Plan.

     Under such employment agreements, each of Messrs. Jerry Horn and Watts is entitled to resign in his sole discretion at any time upon one month's written notice, but will be entitled to certain severance benefits only if (i) GNI terminates his employment other than for "cause" prior to the respective dates set forth above, or (ii) there occurs a material diminution in such executive's duties or responsibilities at GNI.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     Messrs. Lucas, Shepherd and Wellford served as members of the Compensation Committee during fiscal 1997. None of the named individuals were officers or employees of the Company or any of its subsidiaries during fiscal 1997.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1994 the Company acquired all of the outstanding Common Stock of Nature Food Centres, Inc. ("NFC") for approximately $59.4 million. Ronald L. Rossetti, President and Chief Executive Officer of NFC, received in the transaction approximately $28 million for his NFC Common Stock and $2,323,000 in consideration of the termination of various contractual relationships between Mr. Rossetti and NFC. In addition, the Company entered into a consulting and non-competition agreement with Mr. Rossetti pursuant to which, for a three-year period ending in September 1997, Mr. Rossetti has agreed to serve as a consultant to the Company's subsidiary, NFC, in consideration of a consulting fee of approximately $176,000 per year; and pursuant to which, for a six year period ending in September 2000, Mr. Rossetti has agreed not to compete with the Company in consideration of an aggregate fee of $900,000, payable in seventy-two equal installments of $12,500 per month. In addition, the consulting agreement provides that Mr. Rossetti shall be entitled to serve as a member of the Board of Directors of the Company for three years following the transaction and shall be entitled to participate, as an independent director, in the 1994 Stock Option Plan for Non-Employee Directors established by the Company. Mr. Rossetti became a director of the Company in September 1994 and received an option covering 20,000 shares of the Company's Common Stock pursuant to the 1994 Stock Option Plan for non-employee directors at an exercise price of $11.46875 per share, the market price on the date of grant. Mr. Rossetti does not receive any additional fees in connection with his services as a Director of the Company.

                               PERFORMANCE GRAPH

     The graph set forth below compares the change in the Company's cumulative total shareholder return on the Common Stock (as measured by dividing the difference between the Company's share price at the end and the beginning of the period indicated by the share price at the beginning of the period indicated) with the cumulative total return of the NASDAQ Composite Market Index and the Dow Jones world Industry Groups U.S. Specialty Retailers Index for the period commencing with the Company's initial public offering on January 21, 1993. The graph assumes $100 was invested on January 21, 1993 in the Company's Common Stock and in the indexes and also assumes the reinvestment of dividends.

        Measurement Period        General Nutrition                            Dow Jones U.S.
      (Fiscal Year Covered)        Companies, Inc.       NASDAQ Composite     Specialty Retail
      ---------------------        ----------------      ----------------     ----------------
            1/21/93                     100                    100                  100
            2/5/93                      142                    100                  102
            2/4/94                      353                    111                   89
            2/5/96                      314                    110                   96
            2/3/97                      550                    153                   88
            2/1/97                      453                    197                  101

The Board of Directors and its Compensation Committee recognize that the market price of stock is influenced by many factors, only one of which is Company performance. The stock price performance shown on the graph is not necessarily indicative of future price performance.

                                 PROPOSAL NO. 2

            RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The firm of Deloitte & Touche LLP and predecessor firms have served continuously since 1964 as independent auditors of the Company and has been appointed by the Board of Directors as the Company's independent auditors to audit the financial statements of the Company for the fiscal year ending January 31, 1998. Although the appointment of independent auditors is not required to be approved by the stockholders, the Board of Directors believes stockholders should participate in making the appointment by voting on the subject. If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the selection of auditors will be reconsidered by the Board of Directors. Representatives of that firm will be present at the Annual Meeting, where they will be available to respond to appropriate questions and will also have the opportunity to make a statement if they so desire.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.

                    STOCKHOLDER PROPOSALS AND OTHER MATTERS

     The Company's next Annual Meeting will be held on June 25, 1998. An eligible stockholder who desires to have a qualified proposal considered for inclusion in the proxy statement for that meeting must notify the Secretary of the terms and content of the proposal no later than January 21, 1998.

     The Company's By-Laws outline procedures, including minimum notice provisions, for stockholder nomination of directors and other stockholder business to be brought before stockholders at the Annual Meeting. A copy of the pertinent By-Laws provisions is available on request to James M. Sander, Secretary, General Nutrition Companies, Inc., 300 Sixth Avenue, Pittsburgh, Pennsylvania 15222.

                   SOLICITATION AND EXPENSES OF SOLICITATION

     The enclosed proxy is solicited by the Board of Directors of the Company. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally or by telephone or telegram by officers or employees of the Company. The Company does not expect to pay any compensation for the solicitation of proxies, but under arrangements made with brokers, custodians, nominees and fiduciaries to send proxy material to the beneficial owners of shares held by them, the Company may reimburse them for their expenses in so doing.

                          ANNUAL REPORT AND FORM 10-K

     The Company's Annual Report on Form 10-K for the fiscal year ended February 1, 1997, was mailed to the stockholders together with this Proxy Statement.

     Upon written request by any shareholder entitled to vote at the 1996 Annual Meeting, the Company will furnish that person without charge a copy of the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 1997, which it filed with the Securities and Exchange Commission, including financial statements and schedules. If the person requesting the report was not a shareholder of record on May 14, 1997, the request must contain a good faith representation that the person making the request was a beneficial owner of Company Stock at the close of business on that date. Requests should be addressed to James M. Sander, Secretary, General Nutrition Companies, Inc., 300 Sixth Avenue, Pittsburgh, Pennsylvania 15222.

     The foregoing notice and proxy statement are sent by order of the Board of Directors.

                                          /s/ JAMES M. SANDER

                                          JAMES M. SANDER
                                          Vice President - Law,
                                          Chief Legal Officer and Secretary

May 21, 1997

     REVOCABLE PROXY   GENERAL NUTRITION COMPANIES, INC.

          This Proxy is Solicited on Behalf of the Board of Directors

       The undersigned holder of General Nutrition Companies, Inc. Common Stock hereby constitutes and appoints Robert V. Dunn, Edwin J. Kozlowski and Louis Mancini, or any one of them with full power of substitution, as attorneys and proxies for the undersigned to appear and vote all of the shares of Common Stock of General Nutrition Companies, Inc. (the "Company") standing on the books of the Company in the name of the undersigned at the 1997 Annual Meeting of Stockholders of the Company to be held in the Allegheny I Ballroom at the DoubleTree Hotel Pittsburgh, 1000 Penn Avenue, Pittsburgh, Pennsylvania on June 26, 1997 at 10:00 a.m. Eastern Daylight Time, and at any adjournments of said Annual Meeting. A majority of said attorneys and proxies as shall be present and voting (or if only one shall be present and voting, then that one) in person or by substitute or substitutes at said meeting or any adjournment thereof, shall have and may exercise all of the powers of such said attorneys and proxies hereunder. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement dated May 21, 1997 and instructs its attorneys and proxies to vote as set forth on this Proxy. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

       1.   ELECTION OF TWO CLASS II DIRECTORS to the Board of Directors, each for a three-year term expiring in 2000.
            [ ] FOR all nominees listed below                               [ ] WITHHOLD AUTHORITY to vote for all nominees listed
                (except as marked to the contrary)                              below

                                                   William E. Watts and Ronald L. Rossetti

            (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the following space provided below.)

            ------------------------------------------------------------------------------------------------------------------
       2.   To ratify the appointment of Deloitte & Touche as independent auditors of the Company for the fiscal year ending
            January 31, 1998.
                                                                            [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

             (Continued and to be signed and dated on reverse side)

       3.   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the
            Meeting.

       The shares represented by this Proxy will be voted as specified. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED IN FAVOR OF THE SPECIFIED NOMINEES IN PROPOSAL NO. 1, FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES AS TO OTHER MATTERS. HOWEVER, THIS PROXY CARD MUST BE PROPERLY COMPLETED. SIGNED, DATED AND RETURNED TO THE COMPANY IN ORDER TO HAVE YOUR SHARES VOTED. IF YOU DO NOT RETURN THIS CARD, YOUR SHARES WILL NOT BE REPRESENTED UNLESS YOU ATTEND THE MEETING AND VOTE IN PERSON.

When signing as attorney, executor, administrator, trustee,            Dated ................................................., 1997
guardian, custodian, or the like, give title as such, if the
signer is a corporation, sign in the corporate name by a duly          Signature ...................................................
authorized officer.                                                                                (if held jointly)

                                                                       Signature ...................................................

     REVOCABLE PROXY   GENERAL NUTRITION COMPANIES, INC.

          This Proxy is Solicited on Behalf of the Board of Directors
                 To General Nutrition Companies, Inc., Trustee

       As a participant in the General Nutrition Companies, Inc. 1993 Employee Stock Purchase Plan (the "Stock Purchase Plan"), I hereby instruct you to vote the shares of Common Stock, par value $.01 per share ("Common Stock"), of General Nutrition Companies, Inc. (the "Company") allocated to my Stock Purchase Plan account at the 1997 Annual Meeting of Stockholders of the Company to be held in the DoubleTree Hotel, Pittsburgh, Allegheny I Ballroom, 1000 Penn Avenue, Pittsburgh, Pennsylvania on June 26, 1997 at 10:00 a.m. Eastern Daylight Time, and at any adjournments of said Annual Meeting, (a) in accordance with the following direction and (b) to grant a proxy to the proxies nominated by the Company's Board of Directors authorizing them to vote in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement dated May 21, 1997 and instructs its attorneys and proxies to vote as set forth on this Proxy. The undersigned plan participant may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

     1.   ELECTION OF TWO CLASS II DIRECTORS to the Board of Directors, each for a three-year term expiring in 2000.

            [ ] FOR all nominees listed below                             [ ] WITHHOLD AUTHORITY to vote for all nominees listed
                (except as marked to the contrary)                            below

                                                  William E. Watts and Ronald L. Rossetti

              (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the following space provided below.)

          ---------------------------------------------------------------------------------------------------------------------

     2.   To ratify the appointment of Deloitte & Touche as independent auditors of the Company for the fiscal year ending
          January 31, 1998.
                                                                            [ ] FOR   [ ] AGAINST   [ ] ABSTAIN


             (Continued and to be signed and dated on reverse side)

     3.   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the
          Meeting.

       The shares represented by this Proxy will be voted as specified. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED IN FAVOR OF THE SPECIFIED NOMINEES IN PROPOSAL NO. 1, FOR PROPOSAL NO. 2, AND IN THE DISCRETION OF THE PROXIES AS TO OTHER MATTERS. HOWEVER, THIS PROXY CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RETURNED TO THE COMPANY IN ORDER TO HAVE YOUR SHARES VOTED. IF YOU DO NOT RETURN THIS CARD, YOUR SHARES WILL NOT BE REPRESENTED UNLESS YOU ATTEND THE MEETING AND VOTE IN PERSON.

When signing as attorney, executor, administrator, trustee,           Dated ................................................., 1997
guardian, custodian, or the like, give title as such, if the
signer is a corporation, sign in the corporate name by a duly         Signature ...................................................
authorized officer.                                                                             (if held jointly)

                                                                      Signature ...................................................